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                                                                   EXHIBIT 23(e)


     CONSENT OF JONES, WALKER, WAECHTER, POITEVENT, CARRERE & DENEGRE, LLP


     We hereby consent to the filing of our tax opinion as an exhibit to the Registration Statement and the reference to us under the caption "The Republic Merger--Federal Income Tax Consequences."

               /s/ Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.


New Orleans, Louisiana
January 21, 1998